                                                                       KMZ DRAFT
                                                                JULY 21, 1998
                                                                     ==

                               LOGISTICARE, INC.

                              3,300,000 SHARES/1/
                              =========


                                  COMMON STOCK


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                  July ___, 1998


HAMBRECHT & QUIST LLC
EVEREN SECURITIES, INC.
c/o Hambrecht & Quist LLC
230 Park Avenue, 21st Floor
New York, New York 10169

Ladies and Gentlemen:

     LogistiCare, Inc., a Delaware corporation (herein called the "Company"), proposes to issue and sell 2,300,000 shares (herein called the "Company
                                                               ========
Underwritten Stock") of its authorized but unissued common stock, $0.01 par value (herein called the "Common Stock"), to the Underwriters (as hereinafter
                                        =
defined), and William Weksel ("Weksel") proposes to sell 1,000,000 shares
        =================================================================
(herein called the "Weksel Underwritten Stock", and with the Company
====================================================================
Underwritten Stock, herein collectively called the "Underwritten Stock") to the
===============================================================================
Underwriters.  The shareholders of the Company named in Schedule II hereto
============
(herein collectively called the "Option Selling Securityholders", and together
                                ==============================================
with Weksel, herein collectively called the "Selling Securityholders") propose
===========================================
to grant to the Underwriters an option to purchase up to an aggregate of

300,000 additional shares of Common Stock , and the Company proposes to grant to
=======                                  =======================================
the Underwriters an option to purchase up to an aggregate of 195,000 additional
===============================================================================
shares of Common Stock (the "Option Stock", and together with the Underwritten
======================                          ========
Stock, herein collectively called the "Stock").  The Common Stock is more fully
     =
described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the "Underwriters", which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent

______________________

  /1/ Plus options to purchase from the Option Selling Securityholders and the Company up to an aggregate of 495,000 additional shares to cover over-allotments.

and warrant that you have been authorized by each of the other
Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form SB-2 (No. 333-52327), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act"), of the Stock. Copies of such registration statement and of each amendment thereto, including the related preliminary prospectus
(meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission, have been delivered to you.

     The term "Registration Statement" as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SECURITYHOLDERS.

     (a) The Company and each of Weksel, John Shermyen and Michael Weksel
                                 ========================================
(herein collectively called the "Affiliated Selling Securityholders
===========================     =
hereby represent and warrant as follows:
============================

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company).

          (ii) The Company has good and marketable title to all material properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company. The Company holds its leased properties that are material to the Company under valid and binding leases.

          (iii) The Company now holds and on the Closing Date and any later date on which Option Stock is to be purchased, will hold, all material licenses, certificates, permits, franchises, authorizations, clearances and other approvals from any federal, state, local or other governmental or regulatory authorities ("Licenses") which are necessary to own its properties and conduct its business in the manner described in the Prospectus; to the Company's knowledge, there are no current facts about the Company that could reasonably be expected to cause any existing License to be revoked, withdrawn, cancelled, suspended or restricted in a manner that would restrict the Company carrying out its business in any material respect as described in the Prospectus.

          (iv) The Company owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, trademarks, copyrights and other proprietary rights (herein called "Trade Rights") material to the business of the Company and, except as set forth on
     SCHEDULE 2(A)(IV), the Company has not granted any lien or encumbrance on, or granted any right of license (other than in the ordinary course of its business) with respect to, any such Trade Rights. To the knowledge of the Company and each of the Affiliated Selling Securityholders, except as set
                      ======                    ===============
     forth on SCHEDULE 2(A)(IV), no third party has infringed, misappropriated or otherwise conflicted with Trade Rights of the Company, which infringement, misappropriation or conflict could have a material adverse effect on the condition (financial or otherwise), business, assets, operations or prospects of the Company. The Company has not received any notice of infringement, misappropriation or conflict from any third party as to such Trade Rights that has not been resolved or disposed of and, to the knowledge of the Company and each of the Affiliated Selling
                                           ======
     Securityholders, the Company has not infringed, misappropriated or
     ===============
     otherwise conflicted with Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise), business, assets or operations of the Company.

          (v) The conduct of the business of the Company is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise), business, assets or operations of the Company.

          (vi) The Company is not in violation of its charter or by-laws or in default under any consent decree, or in default with respect to any provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party except for violations which individually or in the aggregate are not material to the Company; and to the knowledge of the Company and each of the Affiliated Selling
                   =================================================
     Securityholders, there does not exist any state of facts that constitutes
     ===============
     an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company.

          (vii) The making and performance by the Company of this Agreement has been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company is a party or by which the Company or its property may be bound or affected, or any order, rule or regulation applicable to the Company of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties, or any order of or qualification with any court or governmental agency or authority entered in any proceeding to which the Company was or is now a party or by which it is bound, except in any case for violations, breaches and contraventions which neither singly or in the aggregate are material to the Company. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, except for compliance with the Securities Act and blue sky laws applicable to the public offering of the Stock by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. (herein called the "NASD"). This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (viii) There are no material legal or governmental proceedings pending, or to the Company's or any of the Affiliated Selling
                                     ======
     Securityholders' knowledge, threatened to which the Company is or may be a
     ================
     party or of which material property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters that are not disclosed in the Prospectus, or which would materially adversely affect the Company's ability to perform its obligations under this Agreement or any action taken or to be taken pursuant hereto.

          (ix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (x) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act"), and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the date hereof does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (vii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters for inclusion in the Registration Statement or the Prospectus.

          (xi) The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock by the Company as contemplated herein. Except as set forth on SCHEDULE 2(A)(XI); (A) the Company is not a party to any agreement or understanding, and none of the Company or any of the Affiliated Selling
                                                      ======
     Securityholders has knowledge of any agreement or understanding, granting
     ================
     any person or entity a right to acquire Stock or participate in the sale of Stock pursuant to the Registration Statement; (B) no person or entity has the right to require registration under the Securities Act of any securities of the Company at any time; and (C) the Company is not a party to any agreement or understanding, and none of the Company or any of the
                                                                       ======
     Affiliated Selling Securityholders has knowledge of any agreement or
                        ===============
     understanding, granting any person or entity a right to acquire Common Stock or any other security of the Company at any time, upon any conditions or upon the occurrence of any events.

          (xii) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (xiii)  PriceWaterhouseCoopers LLP, who have expressed their opinion
                  ======================
     with respect to certain of the financial statements and schedules included in the Registration Statement, are independent accountants as required by the Securities Act.

          (xiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization;
     (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, and (C) access to assets is permitted only in accordance with management's general or specific authorization.

          (xv) The combined financial statements and schedules of the Company included in the Registration Statement present fairly, in all material respects, the financial position of the Company as of the respective dates of such financial statements, and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The financial information set forth in the Prospectus under the captions "Summary Financial Information" and "Selected Financial Information" presents fairly, in all material respects, on the basis stated in the Prospectus, the information set forth therein; and the pro forma information included in the Prospectus presents fairly, in all material respects, the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma information, has been properly compiled on the pro forma basis described therein, and, in the opinion of the Company and each of the Affiliated Selling Securityholders, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

          (xvi) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Securities Act and were duly registered with or the subject of an available exemption from the registration of the applicable state securities or blue sky laws.

          (xvii) None of the Company or any of its employees, directors, shareholders, partners or affiliates (within the meaning of Rule 405 under the Security Act) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Stock or otherwise.


          (xviii) Except as set forth in the Prospectus, there are no agreements, claims, payment, issuances, arrangements or understandings, whether oral or written, for services in the nature of finder's, consulting or origination fees with respect to the sale of Stock hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the knowledge of the Company and each of the
                                                                    =======

     Affiliated Selling Securityholders, any of its officers, directors, partners, employees or affiliates that may affect the Underwriters' compensation, as determined by the NASD.

          (xix) The Company has filed all federal, state and foreign income tax returns which have been required to be filed (or has filed extensions therefor or obtained any required extensions in connection therewith), and has paid all taxes indicated by said returns to the extent that such taxes have become due and are not being contested in good faith.

          (xx) The Company is not involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

          (xxi)  The Company has filed a registration statement pursuant to
     Section 12(g) of the Exchange Act to register the Stock under the Exchange Act, has filed an application to list the Stock on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance of the Stock.

          (xxii) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee welfare benefit plan," "employee pension benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(1), 3(2) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (herein called ERISA) (herein collectively called the ERISA Plans). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or
     Section 4975 of the United States Internal Revenue Code of 1986, as amended (herein called the Code), which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

          (xxiii) Except as set forth in the Prospectus, no officer, director (to the extent required to be disclosed by applicable Commission regulations) or shareholder (to the extent in excess of $25,000) of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 under the Securities Act) of any of the foregoing persons or entities has or has had, either directly or indirectly (A) an interest in any person or entity that (x) furnishes or sells services or products which are furnished or sold or that are proposed to be furnished or sold by the Company, or (y) purchases from or sells or furnishes to the Company any goods or services, or (B) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under the captions "Certain Transactions" and "Management" there are no existing or proposed agreements, arrangements, understandings or transactions, between the Company and any officer, director, principal shareholder of the Company or any partner, affiliate or associate of any of the foregoing persons or entities.

          (xxiv) The minute books of the Company have been made available to the Underwriters and contain an accurate summary of all meetings with respect to which minutes exist and contain all actions taken by the directors and shareholders of the Company during such meetings since the time of its incorporation, and reflect accurately and fairly in all respects all transactions referred to in such minutes. No material actions that would materially adversely affect the Company have been taken by the directors and/or shareholders of the Company at a meeting for which minutes do not exist.

          (xxv) The Company is not now, and upon consummation of the transactions contemplated by this Agreement and application of the net proceeds from the sale of the Stock as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xxvi) There is no material Medicare, Medicaid or other managed care recoupment or recoupments of any third-party payor being sought, requested or claimed, or to the Company's knowledge, threatened, against the Company.

          (xxvii) None of the Company nor any employee or agent of the Company has made any payment of funds or received or retained any funds that constituted or constitutes a material violation of any healthcare law, rule or regulation, including, without limitation, those regarding for the referral of patients.

          (xxviii) Subject to such qualifications set forth in the Prospectus, the business of the Company does not violate in a material respect any healthcare statute, administrative or governmental rule or regulation of the United States of America applicable to the Company, including, without limitation, 18 U.S.C. (S)669; 18 U.S.C. (S)1035; 18 U.S.C. (S)1347; 42
     U.S.C. (S) 1395nn; 42 U.S.C. (S) 1396b(s); 42 U.S.C. (S)1320a-7a; 42 U.S.C.
     (S) 1320a-7b; 31 U.S.C. (S)3729, or any healthcare judgment, injunction, order or decree of any court or government entity or instrumentality of the United States of America having jurisdiction over the Company.

          (xxix) The statements in the Registration Statement and Prospectus under the captions "Risk Factors -- Fraud and Abuse" and "Business -- Government Regulation and Supervision," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

          (xxx) The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba and will notify the Florida Department of Banking and Finance, Division of Securities and Investor Protection, if the Company or any subsidiary commences doing business with the government of Cuba or any person or affiliate located in Cuba.

     (b) Each of the Selling Securityholders hereby represents and warrants as follows:

     (i) Such Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Securityholder, to the rights of John Shermyen and Michael Weksel, as Custodians (herein called the "Custodians"), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

          (ii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodians; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodians in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodians shall have received notice of such death, incapacity, dissolution, liquidation or other event.

          (iii) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Securityholder and constitute the valid and binding obligation and agreements of such Selling Securityholder in accordance with their respective terms and are enforceable against such Selling Securityholder in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles or public policy and subject to the qualifications that the enforceability of such Selling Securityholder's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (iv) The execution and delivery by such Selling Securityholder of, and the performance by such Selling Securityholder of its obligations under, this Agreement, the

     Power of Attorney and the Custody Agreement will not contravene any provision of applicable law, the Company's charter or by-laws or any agreement or other instrument binding upon such Selling Securityholder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Securityholder or the property of such Selling Securityholder, and no consent, approval, authorization or other order of or qualification with any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Securityholder or the consummation of the transactions contemplated herein or therein involving such Selling Securityholder, except for compliance with the Securities Act and blue sky laws applicable to the public offering of the Stock by the several Underwriters and clearance of such offering with the NASD such as may be required by the securities or blue sky laws of the various states in connection with the offer and the sale of the Stock.

          (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which has constituted, or which is designed to or might reasonably be expected to cause or result in, stabilization or manipulation of the price of sale or resale of the Stock.

          (vi) The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

          (vii) Such Selling Securityholder has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company and the sale of the Stock by such Selling Securityholder pursuant to this agreement is not prompted by any information concerning the Company which is not set forth in the Registration Statement.

     (c) Each of the Selling Securityholders (other than the Affiliated Selling
                                             =
Securityholders) hereby represents and warrants as follows:
               =

          (i) Such Selling Securityholder has reviewed the Registration Statement and Prospectus and, although such Selling Securityholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus contained and, on the Closing Date and any later date on which Option Stock is to be purchased, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) Such Selling Securityholder does not know of any respect in which the representation and warranties of the Company and the Affiliated Selling

     Securityholders contained in Section 2(a) hereof are not true and correct
     ================
     in all material respects.



     3.   PURCHASE OF THE STOCK BY THE UNDERWRITERS.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,300,000 shares of the Underwritten Stock and Weksel agrees to sell 1,000,000
                                           ===================================
shares of the Underwritten Stock, respectively, to the several Underwriters, and
===============================================
each of the Underwriters agrees to purchase from the Company  and Weksel that
                                                             ===========
number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and Weksel and purchased by the several Underwriters shall be $_______
        ==========
per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company
                                                                     ===========
and each of the Option Selling Securityholders grants an option to the several
===      =============         ===============
Underwriters to purchase, severally and not jointly, up to that number of shares in the aggregate of the Option Stock set forth in Schedule II opposite the
                    ===
name of the Company and such  Option Selling Securityholder, all at the same
        ===============      =======
price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company
                                                                        =======
and the Custodian setting forth the aggregate number of shares of the Option
=======
Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock
                                       ========================================
to be purchased by each Underwriter shall be the same percentage of the total
================================================================================
number of shares of the Option Stock to be purchased by the several Underwriters
================================================================================
as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you
================================================================================
in such manner as you deem advisable to avoid fractional shares. In the event
================================================================================
that said option is exercised in part, it shall first be exercised with respect
================================================================================
to the Option Stock to be sold by the Option Selling Securityholders and then
================================================================================
with respect to the Option Stock to be sold by the Company. In addition, in the
================================================================================
event that said option is exercised with respect to less than all of the Option
================================================================================
Stock held by the Option Selling Securityholders, it shall be exercised on a pro
================================================================================
rata basis based on the number of shares of Option Stock held by each Option
================================================================================
Selling Securityholder, as adjusted by you in such manner as you deem advisable
================================================================================
to avoid fractional shares.
===========================

     4.   OFFERING BY UNDERWRITERS.

     (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the last paragraph on the front cover page and in the first, third and ninth paragraphs under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     (c) Reference is made to the Lock-Up Agreements, each dated ___________, 1998, among the Underwriters and the Selling Securityholders (each, a "Lock-Up Agreement"). Pursuant to each Lock-Up Agreement, Hambrecht & Quist, LLC, on behalf of the Underwriters, hereby consents to the sale of Option Stock by those Selling Securityholders who executed a Lock-Up Agreement, it being understood and agreed that this consent relates solely to the sale of Option Stock to the Underwriters upon the exercise of the option granted to the Underwriters pursuant to Section 3(c) hereof, contemplated by this Underwriting Agreement.

     5.   DELIVERY OF AND PAYMENT FOR THE STOCK.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., New York time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, at 7:00 a.m., New York time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof are herein called the "Closing Date").

     (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., New York time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, at 7:00 a.m., New York time, on the third business day after the exercise of such option.

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case by one or more certified or official bank check or checks in same day funds or by a wire transfer of immediately available funds, as the parties may agree. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The Company covenants and agrees, and each Selling Securityholder covenants and agrees to the matters set forth in the last sentence of paragraph (i) and in
                                   ====================           ===     ==
paragraphs (k), (l) and (m) of this Section 6, as follows:
===============     =======

     (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

     (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

     (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

     (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

     (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

     (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission.

     (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its securityholders an earnings statement in accordance with Section 11 (a)
===============
of the Securities Act and Rule 158 thereunder.

     (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph
(g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholders will pay any transfer taxes incident to the transfer to the Underwriters of the shares of Stock being sold by the Selling Securityholders.

     (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

     (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

     (l) The Company and each of the Selling Securityholders hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 180 days following the effective date of the Registration Statement, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under stock option plans of the Company (the "Option Plans") prior to the date hereof, and (C) the issuance under the Option Plans of up to __________ options to purchase Common Stock having an exercise price of not less than the greater of the public offering price and the then fair market value of the Common Stock granted under the Option Plans.

     (m) Notwithstanding the foregoing, if the Selling Securityholder is an individual, he or she, may (i) pledge any shares of Common Stock of securities
                     =
convertible into or exchangeable or exercisable for the Company's Common Stock ("Convertible Securities") to third parties and may (ii) transfer any Common Stock and/or Convertible Securities either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively such Selling Securityholder and/or a member or members of his or her immediate family; provided, however, that prior to any such pledge or transfer described in (i) or (ii) above, each pledgee or transferee, as applicable, shall execute an agreement, satisfactory to Hambrecht & Quist LLC, pursuant to which such pledgee or transferee shall agree to receive and hold such shares of Common Stock and/or Convertible Securities, as the case may be, subject to the provisions hereof, and there shall be no further pledge or transfer except in accordance with the provisions of this Section 6(m). For the purposes hereof, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

     (n) The Company shall not take, nor shall it authorize any employee, director, shareholder, partner, affiliate (within the meaning of Rule 405 under the Security Act), agent or other person to take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Stock or otherwise.

     (o) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (p) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     7.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company and each of the Affiliated Selling Securityholders
                         =======
severally and not jointly agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act and all employees, attorneys and agents of each Underwriter (herein collectively called, the "Underwriter Indemnified Parties") from and against any and all losses, claims, damages or liabilities, joint or several (herein collectively called "Losses"), to which such Underwriter Indemnified Parties or any of them may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and the Company and the Affiliated Selling

Securityholders severally and not jointly agree to reimburse each such Underwriter Indemnified Party for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective Underwriter Indemnified Parties in connection with defending against any such Losses or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective Underwriter Indemnified Parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any inaccuracy in the representations and warranties set forth in Section 2(a) hereof or in any schedule, certificate or other document or agreement delivered in connection herewith or (iv) the failure by the Company to perform any of its covenants or obligations set forth in this Agreement or in any schedule, certificate or other document or agreement delivered in connection herewith; provided, however, that
(1) the indemnity agreements of the Company and each of the Affiliated Selling
                                                =======
Securityholders contained in this paragraph (a) shall not apply to the extent that any such Loss, or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter for inclusion in the Prospectus as amended or supplemented, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such Losses, or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof.

     (b) Each Selling Securityholder agrees to indemnify and hold harmless each Underwriter Indemnified Party from and against any Losses to which such Underwriter Indemnified Party may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and each Selling Securityholder agrees to reimburse each such Underwriter Indemnified Party for any legal and other expenses (including except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective Underwriter Indemnified Party in connection with defending against any such Losses or in connection with any investigation or inquiry of, or other proceeding which may be brought against the respective Underwriter Indemnified Party, in each case arising out of or based upon (i) any inaccuracy in the representations and warranties made by such Selling Securityholder in Section 2(b) or in any schedule, certificate or other document or agreement delivered in connection herewith or, with respect solely to Selling Securityholders other than the Affiliated Selling
                                                     ===
Securityholders, in Section 2(c) or (ii) the failure by such Selling Securityholder to perform any of his, her or its covenants or obligations set
                                 ===========
forth in this Agreement or in any schedule, certificate or other document or agreement delivered in connection herewith.

     (c) Notwithstanding anything to the contrary set forth herein, the total liability of any Option Selling Securityholder under Section 7(a), 7(b) and 7(h)
                 ======                                                     ====
shall not exceed the aggregate net proceeds received by such Option Selling
                                                             ======
Securityholder, any member or members of such Option Selling Securityholder's
                                              ======
immediate family and any trust, the beneficiaries of which are such Option
                                                               ===========
Selling Securityholder , and any member or members of such Option Selling
                      ==                                   ======
Securityholder's immediate family, in connection with the exercise, if any, by the Underwriters, of the overallotment option set forth in Section 3(c).

     (d) Notwithstanding anything to the contrary set forth herein, the total
     === ====================================================================
liability of Weksel under Section 7(a), 7(b) and 7(h) shall not exceed the
==========================================================================
aggregate net proceeds received by Weksel, any member or members of Weksel's
============================================================================
immediate family and any trust, the beneficiaries of which are Weksel and any
=============================================================================
member or members of Weksel's immediate family, from the sale of the Weksel
===========================================================================
Underwritten Stock.
===================

     (e) The indemnity agreement of the Company and the Selling
     ===
Securityholders contained in Sections 7(a) through (d) hereof and the
                                                   ===
representations and warranties of the Company and the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter Indemnified Party and shall survive the delivery of and payment for the Stock.

     (f) Each Underwriter severally and not jointly agrees to indemnify and
     ===
hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, the Selling Securityholders and each of their employees, attorneys and agents from and against any and all Losses, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented,if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that an Underwriter shall be so liable under this paragraph (f) only if such statement or
                                        ===
omission was made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (f) shall remain operative and in full force
                            ===
and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (g) Each party indemnified under the provision of paragraphs (a) through
     ===
(f) of this Section 7 agrees that, upon the service of a summons or other
===
initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (f) of this Section 7 for any legal or
                                    ===
other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (h) If the indemnification provided for in this Section 7 is unavailable
     ===
or insufficient to hold harmless an indemnified party under paragraphs (a) through (f) of this Section 7, then each indemnifying party, in lieu of
        ===
indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the Losses, referred to in paragraphs (a) through (f) of this Section 7, (i) in such proportion as is
                       ===
appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such Losses, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (h) were to be determined by pro rata allocation
                           ===
(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (h). The
                                                                   ===
amount paid by an indemnified party as a result of the Losses, or actions in respect thereof, referred to in the first sentence of this paragraph (h)
                                                                     ===
shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph
(h).  Notwithstanding the provisions of this paragraph (h), no Underwriter
===                                                    ===
shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (h) to contribute are several in proportion to their
                  ===
respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (g) of this Section
                                                        ===
7).


     (i) Neither the Company nor the Selling Securityholders will, without the
     ===
prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the-engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or the imposition or effectiveness of limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

     (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued; no proceedings therefor shall be pending or threatened by the Commission; the Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and all requests for additional information on the part of the Commission shall have been complied with to the Representative's reasonable satisfaction.

     (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Katten Muchin & Zavis, counsel for the Underwriters.


     (c) You shall have received from Proskauer Rose LLP, counsel to the Company and Weksel an opinion, addressed to the Underwriters and dated the Closing Date,
==========
covering the matters set forth in ANNEX A hereto and, if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statement expressed as of the Closing Date in such opinion remains valid as of such date.

     (d) If the option granted by Section 3(c) is exercised, you shall have received from Proskauer Rose LLP, counsel to the Selling Securityholders, an opinion, addressed to the Underwriters and dated the Closing Date or, if Option Stock is purchased at any date after the Closing Date, an opinion addressed to the Underwriters and dated such later date, covering the matters set forth in ANNEX B hereto.

     (e) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition, results or prospects of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is or may be a party or of which property of the Company is or may be the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

     (f) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

     (g) You shall have received on the Closing Date or such later date on which Option Stock is purchased a certificate, dated the Closing Date on such later date, and signed by the Secretary of the Company: (i) attaching and certifying as to (A) the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware not less than five (5) business days prior to the Closing Date or such later date, (B) the By-Laws of the Company,
(C) the resolution of the Company's Board of Directors and, if necessary, shareholders authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (D) a specimen stock certificate and (E) a true and complete list of all correspondence between the Company, its representatives, accountants and counsel and the Commission and copies of such correspondence, and (ii) certifying that (A) all comments received by the Company or its representatives, accountants or counsel from the Commission relating to the Registration Statement (whether written or oral) have been communicated to counsel for the Underwriters and (B) the minute books of the Company that have been made available to counsel for the Underwriters are the original minute books of the Company and are true and complete through the date of such certificates.


     (h) You shall have received from each Option Selling Securityholder a
                                           ======
certificate dated the date on which Option Stock is purchased to the effect that the representations and warranties of such Option Selling Securityholder set
                                           ======
forth in this Agreement are true and correct as of such date and each Option
                                                                      ======
Selling Securityholder has complied with all the agreements and satisfied all the conditions on the part of such Option Selling Securityholder to be
                                   ======
performed or satisfied at or prior to such date.


     (i) You shall have received from PriceWaterhouseCoopers LLP, a letter or
                                      ======================
letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to the Closing Date or such later date on which Option Stock is purchased
(i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.


     (j) You shall have received from PriceWaterhouseCoopers LLP a letter
                                      ======================
stating that its review of the Company's system of internal accounting controls, to the extent it deemed necessary in establishing the scope of its examination of the Company's financial statements as of March 31, 1998, did not disclose any weakness in internal controls that it considered to be a material weakness.

     (k) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

     (l) On or prior to the Closing Date, you shall have received from all directors, officers, and beneficial holders of Common Stock, lock up agreements in the form of EXHIBIT A.

     (m) None of the contracts between the Company and either the State of Georgia on behalf of the Georgia Department of Medical Assistance or the Connecticut Department of Social Services shall have been terminated or not renewed and the Company shall not have received with respect to any such contracts, any notice of default, termination or nonrenewal or notice of intent to terminate or not renew.

     (n) You shall have received certificates, stating that the Company is in good standing, issued not more than five (5) business days prior to the Closing Date or such later date on which Option Stock is purchased by the Secretaries of State of the states in which the character of the property owned or leased by the Company on the nature of the business transacted by it makes qualification necessary.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Katten Muchin & Zavis, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling

Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination
                 --------  -------
the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     11.  REIMBURSEMENT OF CERTAIN EXPENSES.


     (a) In addition to their other obligations under Section 7 of this Agreement, the Company and each of the Affiliated Selling Securityholders hereby
                           =======
severally and not jointly (subject to the limitation on Securityholder liability set forth in Section 7(c) and to the limitation on Weksel liability
                                    =========================================
set forth in Section 7(d) agree to reimburse on a quarterly basis the
=========================
Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided,
                                                                   ---------
however, that (i) to the extent any such payment is ultimately held to be
-------
improper, the persons receiving such payments shall promptly refund them and
(ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     (b) In addition to their other obligations under Section 7 of this Agreement, the Selling Securityholders hereby severally and not jointly (subject to the limitation of Selling Securityholder liability set forth in Section
7(c), and the limitation on Weksel liability set forth in Section 7(d) agree to
    ==================================================================
reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (b) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is
                -----------------
ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, facsimilied or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, Attention: Legal Department and if to the Company, shall be mailed, facsimilied or delivered to it at its office, One Crown Center, Suite 306, 1895 Phoenix Boulevard, College Park, Georgia 30349, facsimile number
(770)907-7598, Attention: John L. Shermyen, President and Chief Executive Officer; and if to the Selling Securityholders, shall be mailed, telegraphed or delivered to the Selling Securityholders in care of the Custodian at
________________.

     14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing
-----------------
Date, the provisions of paragraphs (l), (m) and (n),of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                            [SIGNATURE PAGE FOLLOWS]

     Please sign and return to the Company and to the Selling Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.


                              Very truly yours,

                              LOGISTICARE, INC.


                              By__________________________________________
                                     John L. Shermyen
                                     President and Chief Executive Officer


                              WEKSEL:
                              =======


================================================================================
                                           William Weksel
=========================================================

                              SELLING SECURITYHOLDERS:
                                   [LIST NAMES]



                              By__________________________________________
                                __________________________________________
                                          ATTORNEY-IN-FACT


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
EVEREN SECURITIES, INC.,
by Hambrecht & Quist LLC



By_________________________________________
          Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS

                                                        NUMBER OF SHARES
                                                        OF UNDERWRITTEN STOCK
 UNDERWRITERS                                           TO BE PURCHASED
 ------------                                           ---------------
Hambrecht & Quist LLC

EVEREN Securities, Inc.



        TOTAL .....................................        3,300,000
                                                           =========
==========

                                  SCHEDULE II

                                 OPTION STOCK

NAME AND ADDRESS                                        NUMBER OF SHARES
OF OPTION STOCK OFFEREES                                OF OPTION STOCK
-----------------------------------------------------------------------






     TOTAL .......................................           495,000
                                                             =======
==============

                                    ANNEX A


           MATTERS TO BE COVERED IN THE OPINION OF PROSKAUER ROSE LLP
                       COUNSEL FOR THE COMPANY AND WEKSEL
                                               ==========

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification, (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company, taken as a whole) and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.


     (ii) The authorized capital stock of the Company consists of 1,000,000
                                                                  =========
shares of Preferred Stock, of which there are no shares outstanding and 30,000,000 shares of Common Stock, $0.01 par value, of which there are
==========
outstanding [11,321,510] shares (including the Underwritten Stock); proper
            ============
corporate proceedings have been taken to validly authorize such authorized capital stock; and the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the designation thereof contained in the Prospectus. All of the outstanding shares of capital stock of the Company (including the Stock) have been validly issued and are fully paid and nonassessable. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock as contemplated herein.

     (iii) No preemptive rights, rights of refusal, rights of co-sale or similar rights in favor of any person, entity or holder of any security issued by the Company exist with respect to the Common Stock (including the Underwritten Stock), or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to such counsel's knowledge, there are no contractual preemptive rights, rights of first refusal rights of co-sale or similar rights which exist with respect to the Common Stock.

     (iv) No rights with respect to the registration of shares exist pursuant to the Certificate of Incorporation or the By-laws of the Company and, to such counsel's knowledge, no contractual rights exist with respect to the registration of shares of Common Stock or any other security issued by the Company.

     (v) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and, to such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

     (vi) The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and with the rules and regulations of the Commission thereunder.

     (vii) Such counsel has no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (viii) The information required to be set forth in the Registration Statement in answer to Item 12, Item 13 (insofar as it relates to such counsel) and Item 9 of Form SB-2 is, to such counsel's knowledge, accurately and adequately set forth in the Registration Statement and Prospectus in all material respects or no response is required with respect to such Items, and, to the best of such counsel's knowledge, the description of the Company's stock option plans and the options granted and which may be granted thereunder set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder.

     (ix) Such counsel does not know of any franchises, contracts, leases, documents or legal or governmental proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required.

     (x) To such counsel's knowledge after due inquiry, the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the Certificate of Incorporation or By-Laws of the Company or any contract, indenture, mortgage, deed of trust, credit agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound or affected, where such breach or default could have a material adverse effect on the condition (financial or otherwise), business, assets or operations or prospects of the Company.

     (xi) to such counsel's knowledge, after due inquiry, and subject to such qualification set forth in the Prospectus, the Company is not in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign which violations could have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company taken as a whole.


     (xii) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver the Stock to be sold by
                                                                =============
the Company under the Underwriting Agreement. The Underwriting Agreement and the
============================================
performance of the Company's obligations thereunder have been duly authorized, executed and delivered by the Company. The Underwriting Agreement constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

     (xiii) The issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement, the execution, delivery and performance of and compliance with the Underwriting Agreement and the consummation of the transaction contemplated by the Underwriting Agreement will not conflict with, or result in a breach or violation of, or constitute a default or event of default under, the Certificate of Incorporation or Bylaws of the Company or any contract, indenture, mortgage, credit agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the property of the Company is bound or any applicable law or regulation, or so far as is known to us, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality.

     (xiv) To the best of such counsel's knowledge, after due inquiry, the Company holds all material licenses, certificates, permits, franchises, authorizations, clearances and other approvals from any federal, state or other regulatory authorities (herein called Licenses) which are necessary to own its properties and to conduct its business in the manner described in the Prospectus, including, without limitation, such Licenses as are required (x) under such federal and state healthcare laws, statutes and regulations as are applicable to the Company, (y) to receive reimbursement under Medicare/Medicaid and (z) under such insurance laws and regulations as are applicable to the Company, subject to such qualifications as may be set forth in the Prospectus.

     (xv) Each approval, consent, order, authorization, designation, declaration or filing by or with any United States regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions therein contemplated (except as may be necessary to qualify the Stock for public offering by the Underwriters under state securities laws) has been obtained or made and is in full force and effect.

     (xvi) The Stock issued and sold by the Company has been duly listed for quotation by the Nasdaq National Market.

     (xvii) The certificates for the Stock to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Stock represented thereby will be duly authorized and validity issued, fully paid and nonassessable and will be free of any pledge, lien, encumbrance, claim, statutory preemptive rights or rights of first refusal.

     (xviii) The statements in the Registration Statement and the Prospectus of laws, regulations and rules, of legal and government proceedings and of contracts, agreements, leases and other documents including, without limitation, under the headings "Management -- Directors Compensation and Committees, -- Stock Option Plans, and -- Severance and Non-Competition

Agreements," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" have been reviewed by such counsel and, to such counsel's knowledge, are accurate in all material respects present fairly the information required to be shown, and comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

     (xix) The Company is not and upon receipt and pending application of the net proceeds from the sale of the Stock to be sold by the Company in the manner described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.


     (xx) The Underwriting Agreement and the Custody Agreement (and the Power of
     ===========================================================================
Attorney referred to in such agreement) have each been duly executed and
========================================================================
delivered by or on behalf of Weksel and constitutes valid and binding
=====================================================================
obligations and agreements of Weksel in accordance with their respective terms,
===============================================================================
except as enforcement of rights to indemnity and contribution under the
=======================================================================
Underwriting Agreement may be limited by federal and state securities laws or
=============================================================================
principles of public policy and subject to the qualification that the
=====================================================================
enforceability of Weksel's obligations thereunder may be limited by bankruptcy,
===============================================================================
fraudulent conveyance, insolvency, reorganization, moratorium and other laws
============================================================================
relating to or affecting creditors' rights generally and by general equitable
=============================================================================
principles.
===========

     (xxi)  To the knowledge of such counsel, after due inquiry, Weksel has full
     ===========================================================================
legal right, power and authority, and any approval required by law (other than
==============================================================================
any approval imposed by applicable state securities laws) to sell, assign,
==========================================================================
transfer and deliver the Weksel Underwritten Stock to be sold by Weksel under
=============================================================================
the Underwriting Agreement.
===========================

     (xxii)  Weksel has good and marketable title to all the shares of Weksel
     ========================================================================
Underwritten Stock to be sold by Weksel under the Underwriting Agreement, free
==============================================================================
and clear of all liens, encumbrances, equities, security interests and claims
=============================================================================
whatsoever, and upon delivery of such Weksel Underwritten Stock pursuant to the
===============================================================================
Underwriting Agreement and payment therefor as contemplated by the Underwriting
===============================================================================
Agreement, the several Underwriters will receive good and marketable title
==========================================================================
thereto, free and clear of all liens, encumbrances, equities, security interests
================================================================================
and claims whatsoever, assuming for purposes of this opinion that the
=====================================================================
Underwriters purchased such shares in good faith without notice of any adverse
==============================================================================
claims.
=======

     (xxiii)  To the knowledge of such counsel, the execution, delivery and
     ======================================================================
performance of the Underwriting Agreement and the Custody Agreement by Weksel
=============================================================================
and the consummation of the transactions contemplated therein will not result in
================================================================================
a breach or violation of any of the terms or provisions of, or constitute a
===========================================================================
default under, (A) any indenture, mortgage, deed of trust, loan agreement or
============================================================================
other agreement or instrument to which Weksel is a party or by which Weksel is
==============================================================================
bound, or (B) (assuming the due qualification of the Weksel Underwritten Stock
==============================================================================
for public offering by the Underwriters under state securities laws) any statute
================================================================================
or any order, rule or regulation of any court or governmental agency or body
============================================================================
having jurisdiction over Weksel or the property of Weksel.
=========================================================

     (xxiv)  To the knowledge of such counsel, all consents, approvals,
     ==================================================================
authorizations and orders necessary for the execution and delivery by Weksel of
===============================================================================
the Underwriting Agreement,
===========================

Weksel's Power of Attorney and the Custody Agreement, and (assuming the due
===========================================================================
qualification of the Weksel Underwritten Stock of public offering by the
========================================================================
Underwriters under state securities laws) for the sale and delivery of the
==========================================================================
Weksel Underwritten Stock to be sold by Weksel hereunder, have been
===================================================================
obtained.
=========
               -------------------------------------------------

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of Delaware, the United States or of the State of upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                    ANNEX B

                    MATTERS TO BE COVERED IN THE OPINION OF
                               PROSKAUER ROSE LLP
                    COUNSEL FOR THE SELLING SECURITYHOLDERS

     (i) The Underwriting Agreement and the Custody Agreement (and the Power of Attorney referred to in such agreement) have each been duly executed and delivered by or on behalf of each Selling Securityholder and constitute valid and binding obligations and agreements of such Selling Securityholder in accordance with their respective terms, except as enforcement of rights to indemnity and contribution under the Underwriting Agreement may be limited be federal and state securities laws or principles of public policy and subject to the qualification that the enforceability of such Selling Securityholder's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

     (ii) To the knowledge of such counsel, after due inquiry, each Selling Securityholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by applicable state securities laws) to sell, assign, transfer and deliver the Stock to be sold by such Selling Securityholder under the Underwriting Agreement.

     (iii) Each Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, and upon delivery of such Stock pursuant to the Underwriting Agreement and payment therefor as contemplated by the Underwriting Agreement, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, assuming for purposes of this opinion that the Underwriters purchased such shares in good faith without notice of any adverse claims.

     (iv) To the knowledge of such counsel, the execution, delivery and performance of the Underwriting Agreement and the Custody Agreement by each Selling Securityholder and the consummation of the transactions contemplated therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Securityholder is a party or by which Selling Securityholder is bound, or (B) (assuming the due qualification of the Stock for public offering by the Underwriters under state securities laws) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Securityholder or the property of such Selling Securityholder.

     (v) To the knowledge of such counsel, all consents, approvals, authorizations and orders necessary for the execution and delivery by each Selling Securityholder of the Underwriting Agreement, the Selling Securityholder's Power of Attorney and the Custody Agreement, and (assuming the due qualification of the Stock of public offering by the Underwriters under state securities laws) for the sale and delivery of the Stock to be sold by such Selling Securityholder hereunder, have been obtained.

------------------ COMPARISON OF FOOTNOTES ------------------

-FOOTNOTE 1-
Plus options to purchase from the Option Selling Securityholders and the
                                  ======                         =======
Company up to an aggregate of 495,000 additional shares to cover over-
=======                       =======
allotments.



------------------ COMPARISON OF FOOTERS ------------------

-FOOTER 1-
DOCUMENT #=786709.09; AUTHOR=BRICHARD
           =========

This redlined draft, generated by CompareRite - The Instant Redliner, shows the differences between -
original document   : I:\DATA\CH02\BRICHARD\37044\GV1108!.WPD
and revised document: I:\DATA\CH02\BRICHARD\37044\GV1109!.WPD

CompareRite found  109 change(s) in the text
CompareRite found    4 change(s) in the notes

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Additions appear as double underlined text